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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the Registration Statement of
ATG Inc. on Form S-8, of our report dated January 31, 1998, except for Note 16 as to which the date is April 14, 1998, on our audits of the consolidated financial statements and financial statement schedule of ATG Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995, which report is included in Form S-1 as filed with the Securities and Exchange Commission on May 4, 1998.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 11, 1999